UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2005
APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)
Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 883-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     By notice given on October 31, 2005, Michael J. Michienzi advised the Company that he elected to resign his position as President – Household Products Division of Applica Consumer Products, Inc. effective December 30, 2005 to pursue other interests. Pursuant to the terms of the employment agreement dated May 1, 2005 between Mr. Michienzi and Applica Consumer Products, Inc., such agreement will terminate effective December 30, 2005.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Please see Item 1.02 above.
     Mr. Michienzi did not resign due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Harry D. Schulman, President and Chief Executive Officer of the Company, will assume the responsibilities of Mr. Michienzi’s position until a permanent replacement is named.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. On November 1, 2005, Applica issued a press release announcing the resignation of Michael J. Michienzi, President – Household Products Division of Applica Consumer Products, Inc. A copy of the press release is attached as Exhibit 99 to this report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 1, 2005	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Senior Vice President and Chief
Financial Officer of Applica Incorporated

Exhibit Index

Exhibit No.	Description

99.1	Applica Incorporated Press Release dated November 1, 2005

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